Exhibit 10.18

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (the "Agreement") is entered into as of this lth day of January, 2013, (the "Effective Date") by and between Innovation Economy Corp. a Delaware corporation (hereinafter be referred to as "IEC"), and Nano Engineered Applications, Inc., a Delaware corporation (hereinafter referred to as "NEA"). IEC and NEA are occasionally referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, NEA wishes to engage IEC to provide managements services, administration, finance, accounting and other corporate functions.

WHEREAS, NEA is a 85.45% owned subsidiary of IEC and IEC provides management services on a recurring basis;

WHEREAS, IEC hereby agrees to strictly serve NEA as a management resource for the purpose of current operations, administration, finance, accounting and other corporate functions, for NEA and such other lawful purposes as agreed to by the Parties hereto from time to time.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the sufficiency of which are hereby acknowledged, IEC and NEA agree as follows:

A.	Management Services. NEA hereby authorizes IEC, on a non-exclusive basis, to provide managements services, administration, finance, accounting and other corporate functions.

B.	Acceptance of Management Services. NEA accepts Management Services from IEC, on a non-exclusive basis.

C.	Fee. NEA shall retain IEC on a fee basis of $14,229 monthly. IEC's management services hereunder are subject to the following:

i)         Nonexclusive Right. For the term of this agreement, IEC shall have the nonexclusive right to provide Management Services to other IEC subsidiaries and affiliated companies.

ii)        Rote. IEC understands and agrees that he will only provide direct Introduction between the NEA and the potential Qualified Investors. IEC will not discuss the merits or details of any Transaction and will not deliver or provide legal documents between NEA and the Qualified Investor.

iii)       Limitations. IEC represents, warrants and covenants that he does not enter into similar arrangements with companies on a regular basis and that IEC does not engage in such other activities that would otherwise require IEC to register as a "broker" as that term is defined in Section 15(a) of the Securities Exchange Act of 1934, as

D.	Reserved.

E.	Reserved.

F.	Expiration of the Agreement. The term of this Agreement shall begin on the effective date of this Agreement, first written above, and end on December 31, 2014. The NEA may terminate this Agreement for any reason with thirty days (30) notice to IEC. This Agreement may be extended beyond the Term by mutual written consent of each party.

G.	Waiver. No delay in exercising, no course of dealing with respect to, or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

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H.	Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all terms, provisions, covenants, and conditions and all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected, impaired, or invalidated.

I.	Notice. Written notice by any Party to the other shall be deemed to have been given when received via certified mail by the intended recipient thereof at its address shown on the signature page hereof, or to such other address as such intended recipient may specify in a written notice pursuant hereto.

J.	Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). Each of the Company and IEC(and, to the extent permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement or any of the agreements or transactions contemplated hereby or thereby.

K.	Entire Agreement: Amendment. This Agreement constitutes the entire Agreement among the Parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the Parties. This Agreement may not be modified or amended except by express written amendment signed by authorized representatives of all Parties.

L.	Attorneys' Fees. If any Party hereto commences an action against another Party to enforce any of the terms hereof or because of the breach by such other Party of any of the terms hereof, the prevailing Party shall be entitled, in addition to any other relief granted, to all actual out-of-pocket costs and expenses incurred by such prevailing Party in connection with such action and the enforcement and collection of any judgment rendered therein, including, without limitation, all reasonable attorneys' fees, IEC fees and expert witness fees, and a right to such costs and expenses shall be deemed to have accrued upon the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

M.	Execution of the Agreement. IEC and the party executing this Agreement on behalf of the NEA has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by NEA of this Agreement. This Agreement has been duly and validly executed and delivered by NEA and constitutes the valid and binding obligations of NEA, enforceable in accordance with the respective terms. Upon delivery of this Agreement to Consultant, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of NEA, and will be enforceable in accordance with their respective terms.

N.	Successors & Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives and successors and assigns.

O.	Preparation of Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement and each provision hereof. In the event any ambiguity, conflict, omission or other question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the Parties, and no presumption or burden of proof shall be presumed, implied or otherwise construed favoring or disfavoring any Party by virtue of the authorship of this Agreement or of any provision hereof.

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P.	Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Q.	Agreement to Perform Necessary Acts. IEC and the NEA agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

R.	Non-Disclosure. Except as may be required by law, neither IEC nor the NEA shall disclose the financial terms of this Agreement to persons not involved in the operation of the NEA, and the Parties shall disclose the fmancial terms of the Agreement to those involved in the operation of the NEA only as needed to implement the terms of the Agreement or carry out the operations of the NEA. Notwithstanding the foregoing, each Party may disclose this Agreement: (i) to their attorneys and to any court as necessary to enforce the provisions of this Agreement; (ii) to their accountants, and to the Internal Revenue Service and the Franchise Tax Board as necessary to prepare for their federal and state tax returns; (iii) in accordance with the Parties' respective disclosure obligation under state and federal securities law including, without limitation, the Securities Exchange Act of 1933 and/or 1934; (iv) any disclosure required by OTC Markets (a.k.a Pink OTC Markets); and, (iv) to such persons as required by law or court order.

S.	Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either Party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

T.	Facsimile Certification. A facsimile copy of this Agreement signed by any and/or all Parties shall have the same binding and legal effect as an original of the same.

U.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument. Regardless of whether this Agreement is executed in one or more counterparts, each such counterpart may be executed by actual or facsimile signature(s).

IN WITNESS WHEREOF, the Parties hereto, through their duly authorized officers, have executed this Agreement, which shall be binding as of the Effective Date.

INNOVATION ECONOMY CORPORATION		NANO ENGINEERED APPLICATIONS, INC.

By:		By:
Title:	CEO & Chairman	Title:	CEO & President
Address:	1650 Spruce St., 5th Fl,	Address:	1650 Spruce St., 5th Fl,
	Riverside, CA 92507		Riverside, CA 92507
Tel No:	951-824-8669	Tel No:	951-824-8669
Fax No:	951-846-1755	Fax No:	951-846-1755

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